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                                                                      EXHIBIT 11

                     Statement Re: Computation of Per Share Earnings

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                                                                            Year Ended December 31
                                                                    ------------------------------------------
                                                                        1995           1994           1993
                                                                     -----------    -----------    -----------
PRIMARY:
 Average shares outstanding                                           6,212,517      6,187,196      5,936,770
 Net effect of dilutive stock options -
   based on the treasury method                                         178,177        326,719        292,923
 Weighted average number of shares
   held in treasury                                                  (1,128,265)      (905,214)      (855,500)
                                                                   ------------    -----------    -----------
 Shares used to compute primary
   per share income (loss)                                            5,262,429      5,608,701      5,374,193
                                                                   ============    ===========    ===========

 Income before cumulative effect
   of accounting change                                            $    218,890    $ 4,515,088    $ 3,041,745

 Cumulative effect of accounting change                              (7,290,621)            -              -
                                                                   ------------    -----------    -----------
 Net income (loss)                                                 $ (7,071,731)   $ 4,515,088    $ 3,041,745
                                                                   ============    ===========    ===========

Net Income (loss) per Common Share:
 Net income before cumulative effect
   of accounting change                                            $        .04            .81            .57

 Cumulative effect of accounting change                                   (1.38)            -              -
                                                                   ------------    -----------    -----------

 Net income (loss) per common share                                $      (1.34)           .81            .57
                                                                   ============    ===========    ===========

FULLY DILUTED:
 Average shares outstanding                                           6,212,517      6,187,196      5,936,770
 Net effect of dilutive stock options -
   based on the treasury stock method
   using the year-end market price, if
   higher than average market price                                     250,432        326,719        484,579
 Assumed conversion of 8%
   subordinated convertible debentures                                1,089,918      1,155,260      1,178,279
 Assumed conversion of 6-1/2%
   subordinated convertible debentures                                  599,344        651,665        663,444
 Weighted average number of shares
   held in treasury                                                  (1,128,265)      (905,214)      (855,500)
                                                                   ------------    -----------    -----------
 Shares used to compute fully diluted
   per share income                                                   7,023,946      7,415,626      7,407,572
                                                                   ============    ===========    ===========

 Net income before cumulative effect
   of accounting change and adjustments                            $    218,890    $ 4,515,088    $ 3,041,745
 Add 8% subordinated convertible
   debenture interest, net of income tax effect                       1,297,787      1,491,385      1,518,000
 Add 6-1/2% subordinated convertible
   debenture interest, net of income tax effect                         889,687      1,060,504      1,074,431

 Cumulative effect of accounting change                              (7,290,621)            -              -
                                                                   ------------    -----------    -----------

 Adjusted net income (loss)                                        $ (4,884,257)   $ 7,066,977    $ 5,634,176
                                                                   ============    ===========    ===========

Net Income (loss) per Common Share:
 Net income before cumulative effect
   of accounting change                                            $        .34            .95            .76

 Cumulative effect of accounting change                                   (1.04)            -              -
                                                                   ------------    -----------    -----------

 Net income (loss) per common share                                $       (.70)           .95            .76
                                                                   ============    ===========    ===========
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